Exhibit 2.1



                           STOCK PURCHASE AGREEMENT



                                 by and among



                         SELAS CORPORATION OF AMERICA



                                      and



                               VENTRA OHIO CORP.

                                      and

                                 VTA USA, INC.









                           dated as of July 21, 2003





                           STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated as of July 21, 2003 (the "Agreement"), by and between Selas Corporation of America, a Pennsylvania corporation, ("Seller") Ventra Ohio Corp., a Delaware corporation,-("Buyer") and VTA USA, Inc., a Nevada corporation ("Parent").

                                  BACKGROUND

      WHEREAS,   Seller   owns  2,548   shares  of  common   stock,   of  Deuer
Manufacturing, Inc., an Ohio corporation (the "Company"), representing all of the issued and outstanding capital stock of the Company (the "Shares");

      WHEREAS, the Company designs, manufactures, assembles, stamps, distributes, sells, and services spare tire holders, tire carriers, spare tire lifts, hoist pullers and other related products based principally on cable winch designs and related accessories for use with such products, including slings, clamps and blocks (the "Business");

      WHEREAS, Parent owns all of the issued and outstanding capital stock of the Buyer; and

      WHEREAS, pursuant to the terms and conditions of this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase the Shares from Seller.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:





                                   ARTICLE I
                        PURCHASE AND SALE OF THE SHARES

1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing provided for in Section 1.3 hereof (the "Closing"), Seller will sell, transfer and deliver to Buyer, and Buyer will purchase, acquire and accept from Seller, all of Seller's rights, title and interests in and to the Shares.

1.2   Consideration.

(a) Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, transfer and delivery of the Shares, Buyer will deliver or cause to be delivered to Seller the sum of Seven Million Dollars ($7,000,000) (the "Purchase Price"). The Purchase Price is subject to adjustment as provided in Section 1.2(c).

(b) Payment. Subject to the terms of this Agreement, on the Closing Date the Purchase Price (less $250,000 (the "Escrow Amount")) shall be payable by Buyer to Seller by wire transfer of immediately available funds into an account designated in writing by Seller, such designation to be provided at least forty-eight (48) hours prior to the Closing Date.

(c) Escrow Amount. Subject to the terms of this Agreement, on the Closing Date the Escrow Amount shall be payable by Buyer to Blank Rome LLP ("Escrow Agent") by wire transfer of immediately available funds into an account designated in writing by Escrow Agent to be held in escrow and disbursed pursuant to the terms of an Escrow Agreement in the form attached hereto as
Exhibit 1.2(c) among Buyer, Seller and Escrow Agent ("Escrow Agreement") and dated the Closing Date. As provided in the Escrow Agreement, the Escrow Amount shall be used only to pay the Purchase Price Adjustment that may be due to Buyer, if any, and the balance of the Escrow Amount, if any, shall be paid to Seller.

(d)   Purchase Price Adjustment.

(i) Working Capital Minimum. In the event that the Working Capital of the Company as of the Closing Date (the "Closing Working Capital") is less than
$3,847,000 (the "Target Working Capital"), the Purchase Price shall be reduced by the amount by which the Target Working Capital exceeds the Closing Working Capital. In the event that the Closing Working Capital is more than the Target Working Capital, the Purchase Price shall be increased by the amount by which the Closing Working Capital exceeds the Target Working Capital. The adjustment to the Purchase Price effected by this Section is referred to as the "Purchase Price Adjustment".

(ii) Working Capital. For purposes of this Agreement, the term "Working Capital" shall mean the sum of: the cash, net accounts receivable (defined as accounts receivable minus reserves therefor and minus any and all accounts receivable of 90 or more days outstanding which exceed in the aggregate the amount of the reserves therefor), prepaid items and usable/merchantable inventory of all classes of the Company, less the sum of: trade payables, accrued expenses (except current lease payments) and all other current liabilities to all creditors and lenders of the Company, in each case determined in accordance with United States generally accepted accounting principles consistently applied ("GAAP") and the Company's historical accounting practices consistently applied. An example of the calculation and the categories that shall be used for the purposes of reference in the determination of the Closing Working Capital is annexed as Exhibit 1.2(d)(ii) to this Agreement. Notwithstanding the foregoing, Working Capital shall not include any intercompany items.

(iii) Determination. Within 30 days after the Closing Date, Seller shall prepare a balance sheet as of the Closing Date or another date agreed on by Buyer and Seller (the "Closing Balance Sheet"). The Closing Balance Sheet
(i) shall contain line items substantially consistent with the line items in Company's balance sheet dated March 31, 2003, (ii) shall be prepared in accordance with GAAP and the Company's historical accounting practices, consistently applied, (iii) shall be accompanied by a certificate of the chief financial officer of the Company certifying to the effect of clause
(ii) above and a calculation of the Closing Working Capital and the Purchase Price Adjustment certified by the Company's chief financial officer. Inventory shall be valued on such Closing Balance Sheet based upon the physical inventory taken by Seller as of June 30, 2003, adjusted for purchases and sales thereafter up to and including the Closing Date. Such certificate shall provide in reasonable detail each of the foregoing totals and categories by which the determination of the Closing Working Capital was made.

(iv) Right to Object. If Buyer has any objections to the calculation of the Closing Working Capital or the Purchase Price Adjustment, Buyer shall deliver to Seller within thirty (30) days after receiving the Working Capital Certificate a detailed written statement describing such objections. Buyer and Seller will negotiate in good faith in an effort to resolve such objections between themselves. If the parties are unable to finally resolve such objections within thirty (30) days after Seller has received the statement of objections, Buyer and Seller will select a mutually acceptable, independent accounting firm (the "Accountant") to resolve any remaining objections and/or, if mutually agreed to by Buyer and Seller, conduct an audit of the Company as of the Closing Date. If Buyer and Seller cannot agree on the choice of an accounting firm, they will select by lot a nationally recognized accounting firm, other than any independent accounting firm regularly engaged or then engaged by Buyer, Parent, Seller or the Company, or any of their affiliates, to perform their respective audits or for tax or other services. The Accountant shall be jointly instructed by
Buyer and Seller to finally determine the amount(s) in dispute. The Accountant shall deliver to each of Buyer and Seller its determination within thirty (30) days after receiving the joint instructions of Buyer and Seller, and the determination of the Accountant will be set forth in writing and will be conclusive and binding upon the parties. The fees and expenses of the Accountant shall be borne by the parties in the inverse percentage of how they prevail with respect to the objections. The date upon which the determination of Closing Working Capital becomes final and binding (either by Buyer's failure to so deliver an objection notice, or agreement of Buyer and Seller, or final determination of the Accountant) shall be the "Final Settlement Date".

(v) Payment of Purchase Price Adjustment. Any Purchase Price Adjustment shall be payable to Buyer or Seller, as applicable, within ten (10) business days after the Final Settlement Date by wire transfer of immediately available funds to an account designated by the recipient. Within five (5) business days after the Final Settlement Date, Buyer and Seller shall jointly direct the Escrow Agent in writing as to the disposition of the Escrow Amount in accordance with the determination of the Purchase Price Adjustment, if any.

(e) Intercompany Accounts. Buyer agrees that all of Company's intercompany receivables net of intercompany payables shall be cancelled on or prior to the Closing Date with no adjustment to the Purchase Price.

1.3 Closing. The Closing of the transactions contemplated by this Agreement shall take place simultaneously with the execution of this Agreement at the offices of Blank Rome LLP, One Logan Square, Philadelphia, Pennsylvania, or on such other date and at such other time or place as the parties may agree. The date of the Closing is referred to herein as the "Closing Date." The Closing shall be effective as of the close of business on the Closing Date.

                                   ARTICLE II
                  DELIVERIES; BOOKS AND RECORDS OF THE COMPANY

2.1 Deliveries by Seller. At the Closing, Seller will deliver or cause to be delivered to Buyer (unless delivered previously) the following:

(a) The stock certificate or certificates (or similar evidence of ownership) representing the Shares, accompanied by stock powers duly executed in blank or duly executed stock transfer forms or instruments of transfer, with any required transfer stamps attached, which validly transfer title of the Shares;

(b) The resignations of all members of the Board of Directors and all executive officers of the Company;

(c) Duly executed comprehensive releases in the form of Exhibit 2.1(c) attached hereto from the each member of the Board of Directors of the Company and a duly executed comprehensive mutual release by Seller and Company concerning all claims against the other party, save only for matters arising out this Agreement;

(d)   All the stock books, ledger books and corporate seal of the Company;

(e)   All the books and records of the Company;

(f) A certificate, dated the Closing Date, certifying as to the matters described in Sections 6.3(a), (b) and (c) hereof;

(g) A certificate or certificates dated the Closing Date and signed on behalf of the Seller by its Secretary (i) stating that (A) the copy of Seller's charter, articles or certificate of incorporation attached to the certificate is true, correct and complete, (B) no amendment to such charter, articles or certificate of incorporation has occurred since the date of the last amendment annexed (such date to be specified), (C) a true and correct copy of Seller's bylaws as in effect on the date thereof and at all times since the adoption of the resolutions referred to in clause (D) of this paragraph is attached to the certificate, (D) the resolutions by Seller's board of directors authorizing the execution, delivery and performance of this Agreement (and all other documents and instruments executed in connection herewith), and authorizing the transactions contemplated thereby, were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate); and (ii) setting forth Seller's incumbent officers on such certificate or certificates;

(h) A certificate, in form and substance satisfactory to Buyer,-confirming that Seller is a U.S. Person or otherwise-providing evidence which Buyer reasonably deems adequate to relieve Buyer of any obligation to withhold under Section 1445 of the Code (relating to withholding by buyers of U.S. real property interests, including stock in certain real-property holding corporations, in connection with possible liability of the-seller for income tax under the Foreign Investment in Real Property Tax Act of 1980);

(i) An opinion of counsel of Blank Rome LLP, counsel to Seller, addressed to Buyer and Parent, substantially to the effect as set forth in Exhibit 2.1(i) attached hereto;

(j)   The Escrow Agreement, duly executed by Seller and Escrow Agent; and

(k) All other documents, instruments and writings required or reasonably requested to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

2.2 Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Seller (unless previously delivered) the following:

(a) The Purchase Price referred to in Section 1.2(a) less the Escrow Amount referred to in Section 1.2(b) (which Escrow Amount shall be paid by Buyer to Escrow Agent as provided in Section 1.2(c));

(b) The Assignment and Release Agreements (as defined in Section 5.12), duly executed by Buyer and the other parties thereto;

(c) A certificate, executed by an authorized officer of Buyer, dated the Closing Date, certifying as to the matters described in Sections 6.2(a), (b) and (c) hereof;

(d) A certificate or certificates dated of the Closing Date and signed on behalf of the Buyer by its Secretary (i) stating that (A) the copy of Buyer's charter, articles or certificate of incorporation attached to the certificate is true, correct and complete, (B) no amendment to such charter, articles or certificate of incorporation has occurred since the date of the last amendment annexed (such date to be specified), (C) a true and correct copy of Buyer's bylaws as in effect on the date thereof and at all times since the adoption of the resolutions referred to in clause (D) of this paragraph is annexed to such certificate, (D) the resolutions by Buyer's board of directors and by Buyer's shareholders, as applicable, authorizing the execution, delivery and performance of this Agreement (and all other documents and instruments executed in connection herewith), and authorizing the transactions contemplated thereby, were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate); and (ii) setting forth Buyer's incumbent officers on such certificate or certificates;

(e)   The Escrow Agreement, duly executed by Buyer; and

(f) All other documents, instruments or writings required or reasonably requested to be delivered by the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer and Parent as follows:

3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate and other power and corporate authority to own, lease and operate its properties and to carry on its operations as now being conducted in all material respects. The Company is not required to be qualified or licensed as a foreign corporation in any other jurisdiction as a result of the property owned, leased or operated by the Company or the nature of the business conducted by the Company in such jurisdiction, except in any such jurisdictions where the failure to be so duly qualified or licensed would not have a Material Adverse Effect. The Company has no direct or indirect subsidiaries. The Company has not in the last five years used or assumed any other name in connection with the conduct of its business. Attached to
Section 3.1 of the Disclosure Schedule (as defined in Section 9.12) are true and complete copies of the Company's articles of incorporation and bylaws. As used in this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on the business, assets, results of operations or financial condition of the Company taken as a whole, other than matters (a) relating to generally applicable economic conditions, or to the Company's industry in general, (b) resulting from the announcement by the Seller of its intention or agreement to sell the Company, or (c) resulting from the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof.

3.2 Authorization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has the capacity to execute and deliver this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes, and each of the other agreements, documents and instruments to be executed and delivered by Seller pursuant hereto, when executed and delivered, will constitute (assuming in each case the valid authorization, execution and delivery of such agreement by Buyer and Parent), a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.3 Common Stock. Set forth in Section 3.3 of the Disclosure Schedule is the type and number of authorized shares of capital stock of the Company, and the total number of such shares that are issued and outstanding. All of such shares are validly issued, fully paid and non-assessable and free of preemptive rights. There are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of the Company, nor are there any subscriptions, warrants, options, rights or other arrangements or commitments (other than this Agreement) which obligate the Company to issue or Seller to sell any equity securities of the Company.

3.4 Ownership of the Common Stock. Seller is the record and beneficial owner of the Shares, which comprise all of the issued and outstanding shares of all classes of capital stock of the Company. Except as set forth on
Section 3.4 of the Disclosure Schedule, Seller has good title to the Shares, free and clear of all liens, claims, options, security interests, restriction, voting agreements, "adverse claim" (within the meaning of
Section 8-102 of the Uniform Commercial Code) or any other encumbrance, both known and unknown, other than restrictions arising under federal and state securities laws. Seller will transfer to the Buyer at Closing, good title to the Shares, free and clear of all liens, claims, options, security interests, restriction, voting agreements or any other encumbrance, both known and unknown, other than restrictions arising under federal and state securities laws.

3.5   Consents and  Approvals:  No  Violations.  Except as set forth in Section
3.5 of the Disclosure Schedule, the execution, delivery, and performance of this Agreement and the related agreements and the consummation of the transactions contemplated by them: (a) do not and will not violate any provisions of law applicable to the Company or Seller; (b) do not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) the Company's articles of incorporation or bylaws or any indenture, mortgage, security agreement, lease, deed of trust; other Material Contract (as defined in Section 3.17); or any order, judgment, arbitration award, or decree to which the Company or Seller is a party or by which any of them or any of their respective assets and properties are bound; (c) do not and will not result in the creation of any encumbrance on any of the properties, assets, or business of the Company or Seller; and (d) do not and will not require the approval, authority, or consent of or filing by the Company or Seller with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency, or any other corporation, partnership, individual, or other entity; excluding from the foregoing clauses (b), (c) and (d), such conflicts, breaches, terminations, defaults, encumbrances, or failures to obtain approvals, authorities, or consents or make filings or give notifications, which individually or in the aggregate would not have a Material Adverse Effect and would not adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement.

3.6 Financial Statements. Attached to Section 3.6 of the Disclosure Schedule are copies of the Company's unaudited (a)(i) balance sheets as of December 31, 2001 and 2002; (ii) statements of operations for each of the two years in the period ended December 31, 2002; (iii) statements of stockholders' equity for each of the two years in the period ended December 31, 2002; and (iv) statements of cash flows for each of the two years in the period ended December 31, 2002, and (b) balance sheet as of March 31, 2003 (the "March 31, 2003 Balance Sheet") and statements of operations for the three months ended March 31, 2003 (the financial statements referred to in clauses (a) and (b) of this paragraph and the accompanying schedules thereto
are   referred   to  herein   collectively   as  the   "Unaudited   Financial
Statements"). Except as disclosed on Section 3.6 of the Disclosure Schedule, the Unaudited Financial Statements present fairly, in all material respects, the financial position of the Company as of the respective dates thereof, and the results of operations and cash flows of the Company for the respective periods indicated, all in conformity with GAAP. The Unaudited Financial Statements show no obligation of the Company for borrowed money except as a guarantor of the credit facilities of Seller and certain of its subsidiaries and contain and reflect all necessary adjustments and accruals for a fair presentation of the Company's financial condition. The Unaudited Financial Statements contain and reflect adequate provisions for all reasonably anticipated liabilities for all taxes, with respect to the period then ended and all prior periods. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary, affecting the Company or any of its assets or properties is pending or, to the knowledge of Seller and the Company, threatened. Neither the Company nor the Seller has taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

3.7 Absence of Undisclosed Liabilities. Except (a) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since March 31, 2003, and (b) as otherwise disclosed herein or in Section 3.7 of the Disclosure Schedule, since March 31, 2003 the Company has not incurred any liabilities or obligations (whether direct, indirect, accrued or contingent, liquidated or unliquidated) in excess of $50,000, individually or in the aggregate, that would be required to be reflected or reserved against in a balance sheet of the Company prepared in accordance with GAAP as used in preparing the Unaudited Financial Statements.

3.8   Absence of  Material  Adverse and Other  Changes.  Except as set forth in
Section 3.8 of the Disclosure Schedule or as otherwise contemplated by this Agreement, since March 31, 2003, there has been no change in the business, results of operations or financial condition of the Company that would have a Material Adverse Effect.

3.9   Title, Ownership and Related Matters.

(a) The Company does not own or hold any option to acquire any real property except as set forth in Section 3.9(a) of the Disclosure Schedule. With respect to the real property listed in Section 3.9(a) of the Disclosure Schedule, except as set forth in Section 3.9(a) of the Disclosure Schedule and except for (i) those matters shown on the Title Insurance Commitment from Lawyer's Title Insurance Corporation (a copy of which is attached to Section 3.9(a) of the Disclosure Schedule) and (ii) those matters shown on that certain survey prepared by Diversified Engineering Inc. (a copy of which is attached to Section 3.9(a) of the Disclosure Schedule), the Company has good and marketable legal title to such real property, free and clear of any claim, lien or other encumbrance except current property taxes accrued and deeds of trust.

(b) Except as set forth in Section 3.9(b) of the Disclosure Schedule, the Company has, or will as of the Closing have, good title to, or rights by license, lease or other agreement to use, all real, tangible or personal properties and assets (or rights thereto), necessary to permit the Company to conduct its business as currently conducted, except as set forth in Section
3.9(b) of the Disclosure Schedule or otherwise where the failure to have such title or rights would not have a Material Adverse Effect.

      (c) Except as set forth in Section 3.9(c) of the Disclosure Schedule, the Company is the sole owner of all the assets reflected in the Company's March 31, 2003 Balance Sheet, free and clear of all claims, liens and encumbrances.

3.10  Leases.

(a) Except as set forth in Section 3.10(a) of the Disclosure Schedule, the Company is not a party to any real property leases or subleases for real property.

(b) Section 3.10(b) of the Disclosure Schedule lists all leases or other agreements or rights under which the Company is the lessee of, or holds or operates, any machinery, equipment, vehicles or other tangible personal property owned by a third party.

3.11  Intangible Personal Property.

(a) For the purposes of this Section 3.11, the term "Intangible Personal Property" shall mean all intangible properties owned by the Company or in which the Company has any interest. The Intangible Personal Property shall include (i) the names "Mini-Mule" and "Pack-Mule" (which names are unregistered and as to which the Seller makes no representations or warranties other than those representations set forth in Section 3.11(b)(iii) and (iv) (A)(as if made to the knowledge of the Seller and the Company), (B) and (C)) and all other registered and unregistered trademarks, service marks, trade names and slogans, all applications therefor, and all associated goodwill; (ii) all statutory, common law and registered copyrights, all applications therefore and all associated goodwill; (iii) all patents and patent applications, all associated technical information, shop rights, know-how, trade secrets, processes, operating, maintenance and other manuals, drawings and specifications, process flow diagrams and related data, and all associated goodwill; (iv) all "software" and documentation thereof, (including all electronic data processing systems and program specifications, source codes, input data and report layouts and format, record file layouts, diagrams, functional specifications and narrative descriptions, flow charts); and (v) all other inventions, discoveries, improvements, processes, formulae (secret or otherwise), data, drawings, specifications, trade secrets, confidential information know-how and ideas (including those in the possession of third parties, but which are the property of the Company), and all drawings, records, books or other tangible media embodying the foregoing.

Section 3.11(a) of the Disclosure Schedule sets forth (i) a true and accurate identification of each registered and unregistered fictitious business name, trademark, service mark, trade name and slogan, and each registration and application for any of the foregoing, constituting a part of the Intangible Personal Property; (ii) a true and complete schedule of each patent and each registration and application for any of the foregoing, constituting a part of the Intangible Personal Property; (iii) each item of "software" and associated documentation constituting a part of the Intangible Personal Property; and (iv) a true and complete list of all contracts and agreements to which the Company is a party either as licensee or licensor relating to any item of the Intangible Personal Property. To the knowledge of Seller and the Company, the consummation of the transactions contemplated herein will not adversely affect in any manner the nature or usefulness of any item of the Intangible Personal Property in the hands of or used by the Company;

(b) Except as set forth in Section 3.11(b) of the Disclosure Schedule, as of the date hereof:

(i) the Company is the owner of all right, title and interest in and to each material item of the Intangible Personal Property, free and clear of all liens or other encumbrances or, to the knowledge of Seller and the Company, claim of infringement;

(ii)  all  patent  and  trademark  registrations  and  applications  listed  in
Section 3.11(a) of the Disclosure Schedule are valid and in full force and effect and, to the knowledge of Seller and the Company, are not subject to any Taxes, maintenance fees or actions falling due within 90 days after the date hereof;

(iii) there are no pending claims, actions, judicial or other adversary proceedings, disputes or disagreements involving the Company concerning any item of the Intangible Personal Property, and, to the knowledge of Seller and the Company, no such action, proceeding, dispute or disagreement has been threatened;

(iv) (A) the Company has the right and authority to use each material item of the Intangible Personal Property in connection with the conduct of its Business; (B) to the knowledge of Seller and the Company, such use did not conflict with, infringe upon, or violate any patent or other proprietary right of any other person in any material respect; and (C) to the knowledge of Seller and the Company, the Company has not infringed and is not now infringing any proprietary right belonging to any other Person in any material respect;

(v) the Company has taken the security measures described in Section 3.11(b) of the Disclosure Schedule to protect the secrecy, confidentiality and value of its trade secrets; and

(vi) to the knowledge of Seller and the Company, all trade secrets of the Company are not part of the public knowledge or literature nor have they been used, divulged or appropriated for the benefit of any Person other than the Company or to the detriment of the Company.

3.12 Accounts Receivable. All accounts receivable of the Company that are reflected on the March 31, 2003 Balance Sheet (a) represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are subject to no valid offsets or counterclaims and (b) have been so determined in accordance with GAAP. All accounts receivable of the Company that will be reflected on the Closing
Balance Sheet: (a) will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and will be subject to no valid offsets or counterclaims, (b) will be so determined in accordance with GAAP, and (c) to the knowledge of Seller and the Company, except to the extent that a reserve against the possible uncollectibility of such accounts receivable is established and reflected in the Closing Balance Sheet, all of such accounts receivable will be fully collectible within 90 days of the balance sheet date in accordance with the Company's ordinary practice and without resort to legal proceedings at the aggregate recorded amount thereof as shown on the Closing Balance Sheet, except for the reserves, if any, allocable thereto shown on- the Closing Balance Sheet.

3.13 Inventory. All inventory of the Company that is reflected on the March 31, 2003 Balance Sheet has been determined in accordance with GAAP. The book value of the inventory reflected on the March 31, 2003 Balance Sheet was
based  on  quantities   determined  from  the  Company's   perpetual  inventory
records,   and  valued  at  the  lower  of  cost  (determined  on  a  first-in, first-out basis) or market value and on a basis consistent with that of prior years. All inventory of the Company that will be shown on the Closing Balance Sheet, taken as a whole, will consist of items of a quality and quantity useable and saleable in the ordinary course of the business without markdown or discount, and will be merchantable and fit for their particular purpose. The Closing Balance Sheet will reflect adequate reserves for obsolete and slow-moving items and items below standard quality (which in any event will not exceed normal commercial standards in amount), which will reduce the carrying value of inventory, taken as a whole, to the lower of cost or net realizable market value.

3.14 Computer Software. The Company owns or has valid licenses or other rights to use all material computer software programs necessary to permit the Company to conduct its operations as currently conducted, except as set forth in Section 3.14 of the Disclosure Schedule or otherwise where the failure to have such ownership, licenses or rights would not have a Material Adverse Effect.

3.15  Litigation.  Except  as set  forth  in  Section  3.15  of the  Disclosure
Schedule, there is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of Seller and the Company, threatened against or affecting the Company, its business or its assets, by or before any court, governmental or regulatory authority or by any third party.

3.16 Compliance with Applicable Law. Except as described on Section 3.16 of the Disclosure Schedule, at all times during the past five years, the Company has been in compliance in all material respects with all applicable laws, ordinances, rules and regulations of any Federal, state, local or foreign governmental authority applicable to the Company.

3.17 Certain Contracts and Arrangements. Except as set forth in Section 3.17 of the Disclosure Schedule, as of the date hereof, the Company is not a party to any written (a) employment agreement; (b) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by the Company (other than intercompany accounts which shall be governed by Section 1.2(d) hereof), or the guaranty by the Company of any obligation for the borrowing of money; or (c) other agreement, including without limitation, purchase orders, or any enforceable oral agreement, which individually, or in the aggregate with respect to any series of related agreements, involves the receipt or payment after the date hereof of more than $100,000 on an annual basis (each such other agreement, a "Material Contract"). Except as set forth in Section 3.17 of the Disclosure Schedule, all such agreements are (i) valid, binding and enforceable in accordance with their terms, (ii) are the result of bona fide arm's -length transactions, and (iii) neither the Company nor, to the knowledge of Seller and the Company, any other party thereto is in default in any material respect under any of the aforesaid agreements.

3.18  Employee Benefit Plans; ERISA; Employees.

(a) Section 3.18(a) of the Disclosure Schedule lists each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other material employee benefit, bonus and fringe benefit plans maintained for the benefit of, or contributed to by the Company or any trade or business, whether or not incorporated (an "RISA Affiliate"), that, together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of the Company (a "Plan" and collectively, the "Plans"). Seller has made available to Buyer copies of each of the Plans including all amendments to date. None of the Plans is a Multiemployer Plan or a plan subject to Title IV of ERISA or Section 4.12 of the Internal Revenue Code of 1986, as amended (the "Code").

(b) Except as set forth in Section 3.18(b) of the Disclosure Schedule, (i) each of the Plans that is subject to ERISA complies in all material respects with the applicable provisions thereof, and (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service (the "IRS") to be so qualified and Seller and the Company know of no fact or set of circumstances that would adversely affect such qualification prior to the Closing. To the knowledge of Seller and the Company, there are no pending or threatened material claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

(c) Except as set forth in Section 3.18(c) of the Disclosure Schedule: (i) all material accrued obligations of the-Company applicable to its employees, whether arising by-operation of Law, by contract, by past custom or otherwise, for payments by the Company to trusts or other funds or to any-governmental agency, with respect to unemployment compensation benefits,-social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or-adequate accruals therefor have been made on the Company's books and records and (ii) all reasonably anticipated material obligations of the Company with-respect to such employees, whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries, vacation and holiday pay, sick-pay, bonuses and other forms of compensation payable to such employees in-respect of the services rendered by any of them prior to March 31, 2003 have-been or will be paid by the Company prior to the Closing Date or adequate accruals therefor have been made in the Unaudited Financial Statements, and all such amounts accrued after March 31, 2003 through the Closing Date will have been paid by the Company as of the Closing or will be accrued on the Closing Balance Sheet.

(d) Except as set forth in Section 3.18(d) of the Disclosure Schedule: (i) each Plan, other than a Multiemployer Plan (as defined in ERISA or described in Section 413 of the Code)("Multiemployer Plan") conforms in all material respects to all-applicable Laws and Orders, including ERISA and the applicable provisions of- the Code and (ii) all material notices, reports, returns, applications and disclosures have-been timely made which are required to be made to the Internal Revenue- Service, the U.S. Department of Labor, the Pension Benefit Guaranty- Corporation, any participants in the Plans, any trustee, or any insurer- with respect to the Plans, other than Multiemployer Plans.

(e) The Company, and its ERISA- Affiliates have made or provided for (with fully-funded reserves) all-material contributions heretofore required to have been made under all of the Plans, and will, by the Closing Date, have made or provided for (with- fully-funded reserves) all material contributions required to be made on or before the- Closing Date under all such plans

(f) Except as set forth in Section 3.18(f) of the Disclosure Schedule, no Plan, other than a Multiemployer Plan, nor any trust created thereunder, nor any- trustee or administrator thereof has engaged in a transaction which may-subject any of such Plans, any such trust, or any party dealing with such Plans or any such trust, to a material Tax or penalty on prohibited-transactions imposed by Section 4975 of the Code or to a material civil penalty imposed- by Section 502 of ERISA

(g) The Company has not agreed to-indemnify any other party for any liabilities or expenses which have been or- may in the future be incurred by or asserted against such other party in- respect of any Plan, except as otherwise provided in the applicable Plan or as required under the Company's articles of incorporation or bylaws or applicable law.

(h) Except as set forth in Section 3.18(h) of the Disclosure Schedule, neither the Company nor any ERISA Affiliate has any unpaid material liability in respect of any-employee for any contributions and/ or premiums due under any welfare Plan constituting one of the Plans.

      The Company does not maintain any health-or life insurance plan that provides for continuing benefits or coverage for any participant or any spouse, dependent or beneficiary under such plan after termination of employment, other-than as may be required under Section 4980B of the Code and regulations-thereunder ("COBRA"). The Company is in compliance-in all material respects with the COBRA notice and continuation coverage requirements with respect t-Plans maintained by the Company.

3.19 Insurance. Section 3.19 of the Disclosure Schedule sets forth a complete and accurate list of all insurance policies covering the Company identifying all of the following for each such policy: (a) the type of insurance; (b) the insurer; (c) the policy number; (d) the policy limits, (e) named and additional named insureds, and (f) the expiration date. Except as disclosed in Section 3.19 of the Disclosure Schedule, there are no claims, actions, suits or proceedings arising out of or based on any of these insurance policies and, to the knowledge of Seller and the Company, no basis for any such claim, action, suit or proceeding exists. Each such insurance policy is valid and binding and is and has been in full force and effect since the date of its issuance. Neither Seller not the Company has been notified of any material breach of or default under any such policy. Seller owns, and after Closing is retaining ownership of, all such insurance policies. Nothing in this Agreement shall affect Seller's right to modify or terminate any such insurance policy at any time or to remove Company as a named insured at any time, provided that such modification or termination does not affect the Company's rights, if any, under such policies for occurrences (as defined in such insurance policies) existing or arising before and including the date hereof.

3.20  Environmental Matters.

(a) For purposes of this Section 3.20, the following terms shall have the definitions ascribed to them as follows:

(i) "Environmental Laws" means the (A) Toxic Substances Control Act, 15 USC 2601 et seq.; (B) National Historic Preservation Act, 16 USC 470 et seq.; (C) Coastal Zone Management Act of 1972, 16 USC 1451 et seq.; (D) Rivers and Harbors Appropriation Act of 1899, 33 USC 401 et seq.; (E) Clean Water Act, 33 USC 1251 et seq.; (F) Flood Disaster Protection Act of 1973, 42 USC 4001 et seq.; (G) National Environmental Policy Act of 1969, 42 USC 4321 et seq.;
(H) Resource Conservation and Recovery Act of 1976 (RCRA), 42 USC 6901 et seq.; (I) Clean Air Act, 42 USC 7401 et seq.; (J) Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 USC 9601 et seq.; (K) Hazardous Materials Transportation Act, 49 USC 1801 et seq.; (L) Safe Drinking Water Act, 42 USC 300f et seq.; (M) Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq.; (N) Federal Insecticide, Fungicide, and Rodenticide Act, 7 USC 136 et seq.; (O) Occupational Safety and Health Act, 29 USC 651 et seq.; and all other federal, state, county and municipal statutes, laws, regulations, and ordinances that relate to the protection of human health or the environment, all as may be amended as of the date hereof.

(ii) "Hazardous Substance(s)" means (A) any flammable or combustible substance, explosive, radioactive material, hazardous waste, toxic substance, pollutant, contaminant, or any related materials, substances or wastes identified in or regulated by any of the Environmental Laws; and (B) friable asbestos, regulated polychlorinated biphenyls (PCBs), urea formaldehyde, chemicals and chemical wastes, explosives, known carcinogens, petroleum products and by-products (including fractions thereof), and radon.

(iii) "Property" means any parcel of real estate now or previously owned, leased, or operated by the Company, including its current premises.

(b) Except as described in Section 3.20(b) of the Disclosure Schedule, (i) the Company is in material compliance with all Environmental Laws; (ii) there are no substances or conditions in, under, on or emanating from the Property that require the Company or Seller to take, or that would require Buyer to take, a remedial, response or removal action; (iii) there is no civil, criminal or administrative action suit, demand, claim, hearing, notice of violation, order, investigation, proceeding, notice or demand letter received by the Company or Seller or, to the knowledge of Seller and Company, pending against Company or Seller relating to the Property or the Business pursuant to Environmental Laws; (iv) to the knowledge of the Seller and the Company, there has been no occurrence of any storage, release, spill, emission, discharge, generation, processing, treatment, abatement, removal, recycling, reclamation, disposal, handling, use or transportation of any Hazardous Substance from, under, into, at or on the Property or Business in material violation of Environmental Laws; and (v) there are no underground storage tanks located in or under the Property.

(c) Except as described in Section 3.20(c) of the Disclosure Schedule, no activity has been undertaken on the Property that would cause or contribute to (i) the Property's becoming a treatment, storage or disposal facility within the meaning of any Environmental Laws; (ii) to the knowledge of the Seller and the Company, a release of any Hazardous Substance in material violation of Environmental Laws; or (iii) the discharge of pollutants, effluents or emissions into any water source or system or into the air, or the dredging or filling of any waters, where such action would require a permit under any Environmental Laws. Except as described in Section 3.20(c) of the Disclosure Schedule or except where the failure to obtain such permits would not have a Material Adverse Effect, the Company has obtained all material permits required by all applicable Environmental Laws to operate the Business.

(d) The Seller has disclosed and delivered to Buyer all environmental reports and investigations in its possession that the Company or the Seller has ever obtained or ordered with respect to the Business or the Property.

3.21  Taxes.      Except  as set  forth  in  Section  3.21  of  the  Disclosure
Schedule:

(a) the Company has filed all Tax Returns that it was required to file within the times and in the manner prescribed by law, and has paid or made adequate provision for the payment of all Taxes due and has paid or provided for all- deficiencies or other assessments of Taxes, interest or penalties owed by it;- no taxing Authority has asserted any claim fo-the assessment of any additional Taxes of any nature with respect to any- periods covered by any such Tax Returns. Such Tax Returns are true, complete and correct in all material respects.

(b) each Tax Return filed by the Company fully and accurately reflects its liability for Taxes for such year-or period. The provisio-for Taxes payable
reflected  in  the   Unaudited   Financial   Statements   are  fully   adequate
and-correct;

(c) no audit of any Tax Return of the Company is in progress or, to the knowledge of the Seller and the Company,- threatened;

(d) no material issues have been raised with the Company by any taxing authority which are currently pending in connection with any Tax- Returns. There are no-unresolved issues or unpaid deficiencies relating to any such examination;

(e) Section 3.21 of the Disclosure Schedule lists all material Tax Returns filed with respect to the Company for taxable periods ending on or after January 1, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

(f) The Company has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The Company and its officers have received no notice of any pending or threatened audit by the IRS, or any state or local agency, related to the Tax Returns or Tax liability for any period, and no claim for assessment or collection of Taxes has been asserted against the Company during the past five years. There are no federal, state, or local tax liens outstanding against any of the Company's assets, properties, or business.

(g)   As used in this Agreement:

(i) "Taxes" shall mean all taxes, levies, charges or fees including income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, pay-as-you-earn, withholding, social security and franchise or other governmental taxes or charges, imposed by or under the taxing authority of the United States or any state, county, local or foreign government, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

(ii) "Tax Return" shall mean any report, return or statement required to be supplied to a taxing authority in connection with Taxes.

3.22 Related Party Transactions. Except as set forth on Section 3.22 of the Disclosure Schedule, there are no real estate leases, personal property leases, loans, guarantees, contracts, transactions or other arrangements, whether oral or written, in excess of $10,000 in the aggregate between or among the Company and Seller or any current or former partner, owner, stockholder, director, officer or controlling person of the Company.

3.23 Certain Fees. Except for the engagement of Structura Group, Ltd. (which is not a party to this Agreement and shall not have any rights under this Agreement), the fees and expenses of which shall be the sole responsibility of Seller, neither Seller nor any of its affiliates has employed any financial  advisor  or finder  or  incurred  any  liability  for any  financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

3.24 Permits and Licenses. Except as described in Section 3.20(c) of the Disclosure Schedule with respect to environmental permits, the Company has all necessary permits, certificates, licenses, approvals, consents, and other authorizations from any federal, state, or local court, authority, or governmental or regulatory body or agency required to carry on and conduct the Business and to own, lease, use, and operate its assets at the places and in the manner in which the Business is conducted, except where the failure to have any such permits, certificates, licenses, approvals, consents, and other authorizations would not have a Material Adverse Effect. A complete list of the Company's permits, certificates, licenses, approvals, consents, and other authorizations is included in Section 3.24 of the Disclosure Schedule.

3.25 Conduct of Business. Except as otherwise disclosed in Section 3.25 of the Disclosure Schedule, since March 31, 2003, the Company has not:

(a) Issued any capital stock or other securities convertible into or exchangeable or exercisable for capital stock or having voting rights; declared or paid any dividend; made any other payment from capital or surplus or other distribution of any nature; or directly or indirectly redeemed, purchased, or otherwise acquired, recapitalized, or reclassified any of its capital stock.;

(b)   Merged or consolidated with any other entity;

(c)   Altered or amended its articles of incorporation or bylaws;

(d) Entered into, materially amended, or terminated any contract, license, lease, commitment or permit, except in the ordinary course of business consistent with past practices;

(e)   Experienced any material labor disturbance;

(f) Discharged or satisfied any encumbrance or paid or satisfied any obligation or liability (absolute, accrued, contingent, or otherwise) other than in the ordinary course of business consistent with past practices and in accordance with the express terms of such obligation or liability or as required by this Agreement;

(g)   Mortgaged, pledged, or subjected to any encumbrance any of its assets;

(h) Sold, transferred, or agreed to sell or transfer any asset, property, or business; cancelled or agreed to cancel any debt or claim; or waived any right, except in the ordinary course of business consistent with past practices or as required by this Agreement;

(i) (A) Granted any increase in employee rates of pay or any increases in salary payable or to become payable to any officer, employee, consultant, or agent, other than in connection with their regular review or (B) by means of any bonus or pension plan, contract, or other commitment increased the compensation of any officer, director, employee, consultant, or agent, or (C) hired any new officer, executive employee, consultant, or agent;

(j) Made or authorized any capital expenditures for additions to plant or equipment accounts in excess of $100,000 in the aggregate;

(k) Entered into any transaction (including, without limitation, any contract or other arrangement providing for employment, furnishing of services, rental of real or personal property, or otherwise requiring payments) with any shareholder, officer, or director of the Company; any member of their immediate families; or any of their affiliates;

(l) Experienced any material damage, destruction, or loss (whether or not covered by insurance) affecting the Company's properties, assets or business;

(m) Failed to maintain and repair its assets in the ordinary course of business consistent with past practices, ordinary wear and tear excluded;

(n) Instituted or settled any litigation, action, or proceeding before any court or governmental body relating to it or its property;

(o) Made any change in any method of accounting or any accounting practice or suffered any deterioration in accounting controls;

(p) Made any payment or disbursement of moneys or property or declared or paid any dividend or other distribution to or on behalf of any officer, director, or shareholder of the Company or any member of the immediate families of any of Seller, or any affiliate, other than for payment of compensation or reimbursement of expenses in accordance with past practices;

(q) Entered into any other transaction other than in the ordinary course of business consistent with past practices;

(r) To the knowledge of Seller and the Company, been threatened with, or otherwise given written notice of, any material liability; or

(s)   Agreed or committed to do any of the foregoing.

3.26 Employees. Except as set forth in Section 3.26 of the Disclosure Schedule, there is not now, nor has there been at any time during the past five years, any strike, lockout, material grievance, other material labor dispute, or material trouble of any nature pending or threatened against the Company or that in any manner affects the Company. The Company is and has been in compliance in all material respects with all rules regulating employee wages and hours. On or before the Closing Date, the Company shall have paid or accrued all of its obligations relating to employees (whether arising by operation of law, by contract, or by past service), including but not limited to, payments to trusts or other funds, to any governmental agency, or to any individual employee (or his or her legal representatives) with respect to wages, vacation, health and welfare benefits, unemployment compensation benefits, profit sharing, or retirement benefits, or Social Security benefits, and the like. Section 3.26 of the Disclosure Schedule sets forth a true and current list of all of the collective bargaining or union
agreements  (each,  a  "Labor   Agreement"  and   collectively,   the  "Labor
Agreements") now in effect and also includes a true and complete schedule listing the names and total annual compensation of each person employed by the Company as of May 7, 2003, receiving compensation aggregating in excess of $20,000 per year. Except as disclosed in Section 3.26 of the Disclosure Schedule, as of the date hereof:

(a) the employment of each employee of the Company may be terminated immediately by the Company, except as otherwise provided by statute or government authority or any Labor Agreement;

(b) to the knowledge of Seller and the Company, no key executive employee of the Company has plans to terminate his or her employment at or prior to the Closing, whether or not as a result of the transactions contemplated herein, other than any executive officer of the Company whose resignation has been requested by the Buyer; and

(c)   the Company has no material labor relations problems.

      Except as disclosed in Section 3.26 of the Disclosure Schedule, the Company has complied in all material respects with all Labor Agreements and all applicable laws and orders relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate authorities and has withheld and paid to the appropriate authorities, or is holding for payment not yet due to such authorities, all amounts required to be withheld from such employees of the Company and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing.

3.27 Product Liability and Warranties. Except as disclosed in Section 3.27 of the Disclosure Schedule: (a) to the knowledge of Seller and the Company, no defect or deficiency exists in any of the products manufactured or sold by the Company during the last five years, or in any of the Company's finished inventory, that could give rise to any liabilities or claims for breach of warranty, product liability, or similar liabilities or claims; (b) there are not pending, nor, to the knowledge of Seller and the Company, threatened, any claims under or pursuant to any warranty, whether expressed or implied, on products or services sold by the Company prior to the date of this Agreement that are not disclosed or referred to in the March 31, 2003 Balance Sheet and which are not fully reserved against; (c) there is no claim now pending or, to the knowledge of Seller and the Company, threatened by or before any government authority alleging any defect in any product manufactured, shipped, sold or delivered by the Company or alleging, with respect thereto, any failure of the Company to warn or any breach by the Company of any implied warranties or representations, and, to the knowledge of Seller and the Company, there is no valid basis for any such claim; (d) to the knowledge of Seller and the Company, there has not been within the last five
(5) years been any product recall or post-sale warning or similar action (individually, a "Recall" and collectively, "Recalls") conducted with respect to any product manufactured, shipped, sold or delivered by the Company, or any investigation by any government authority concerning whether to undertake or not undertake any Recalls; and (e) to the knowledge of Seller and the Company, within the last five (5) years there have been no material defects in, failures to warn, or breaches of express or implied warranties or representations with respect to, any product manufactured, shipped, sold or delivered by the Company.

3.28  Suppliers and Customers.

(a) A complete and accurate list of all suppliers or vendors of products or services to the Company in connection with its business (other than legal or accounting services) aggregating more than $50,000 (at cost) annually during the Company's last fiscal year, and the contact information of each supplier or vendor and the amount sold to the Company during that period, is set forth in Section 3.28(a) of the Disclosure Schedule. The names of any suppliers of goods or services with respect to which, to the knowledge of Seller and the Company, practical alternative sources of supply are not available on comparable terms and conditions are separately listed in Section 3.28(a) of the Disclosure Schedule.

(b) A complete and accurate list of each of the Company's customers aggregating more than $100,000 in revenues to the Company annually during the last fiscal year in connection with the Business, the contact information of each customer, and the amount each customer purchased from the Company during the last fiscal year is set forth in Section 3.28(b) of the Disclosure Schedule.

(c) To the knowledge of Seller and the Company, Seller has no information that might reasonably indicate that any customer or supplier of the Company intends to cease purchasing from, selling to, or dealing with the Company, except as set forth in Section 3.28(c) of the Disclosure Schedule. To the knowledge of Seller and the Company, no information has been brought to the attention of Seller that might reasonably lead Seller to believe that any customer or supplier intends to alter, in any material respect, the amount of its purchases or sales or the extent of its dealings with the Company, or would alter in any material respect its purchases from, sales to, or dealings with the Company, in the event the transactions contemplated by this
Agreement are consummated, except as set forth in Section 3.28(c) of the Disclosure Schedule.

3.29  Bank  Accounts.  The  information  in  Section  3.29  of  the  Disclosure
Schedule is a true and complete list of the names and locations of all banks or other financial institutions that are depositories for funds of the Company, the names of all persons authorized to draw or sign checks or drafts on the accounts, the number of the accounts, and the names and locations of any institutions in which the Company has any safe-deposit boxes and the names of the individuals having access to them. The Company does not have any outstanding powers of attorney.

3.30 Accounts Payable. Section 3.30 of the Disclosure Schedule sets forth a true and correct aged list of all accounts payable of the Company as of March 31, 2003 in excess of $50,000 to any one payee. All of the accounts payable as of March 31, 2003 arose from bona fide purchases of goods or services in the ordinary course of the Business.

3.31 Materiality. No statement in this Agreement, or in any certificate delivered to Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or fails or will fail to contain any material fact necessary to make the statements not false or misleading. All documents and other papers delivered to Buyer by or on behalf of the Company, or Seller in connection with this Agreement and the transactions contemplated herein are accurate, complete and authentic copies of original documents.

3.32 No Other Representations. Except as set forth in this Agreement, Seller makes no other representations or warranties, express or implied, including without limitation, warranties of merchantability or fitness for a particular purpose, representations or warranties contained in or arising from the Information Memorandum prepared by the Company and Seller, or representations or warranties as to any forecasts, projections, budgets or other forward looking information provided to or obtained by Buyer or Parent or their representatives.

                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

      Buyer and Parent represent and warrant to Seller as follows:

4.1   Organization and Authority of Buyer and Parent.

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, validly existing and in good standing under the laws of
Nevada. Parent, directly or indirectly, owns all of the outstanding capital stock of Buyer. Buyer has previously delivered to Seller complete and correct copies of its certificate of incorporation and bylaws, as currently in effect. Each of Buyer and Parent has the corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the respective board of directors of each of Buyer and Parent and no other corporate proceedings on the part of Buyer or Parent are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions so contemplated.

(b) This Agreement has been duly executed and delivered by each of Buyer and Parent and constitutes, and, when executed and delivered, each of the other agreements, documents and instruments to be executed and delivered by Buyer and Parent, pursuant hereto will constitute, a valid and binding agreement of each of Buyer and Parent (in each case, assuming the valid authorization, execution and delivery of such agreement by Seller), enforceable against Buyer and Parent in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.2 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement nor the consummation by Buyer and Parent of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Buyer or Parent; (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority whether within or outside the United States; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other instrument or obligation to which Buyer or Parent is a party or by which Buyer or Parent or any of their respective assets may be bound; or violate any order, injunction, decree, statute, rule or regulation applicable to Buyer or Parent, excluding from the foregoing clauses (b), (c) and (d), (i) such requirements, violations, conflicts, defaults, rights, security interests, claims, liens, charges, other encumbrances or violations which would not adversely affect the ability of Buyer or Parent to consummate the transactions contemplated by this Agreement, or (ii) which become applicable as a result of any acts or omissions by, or the status of or any facts pertaining to, the Company or Seller.

4.3 Availability of Funds; Solvency. At the Closing, Buyer will have sufficient immediately available funds, in cash, to pay the Purchase Price, to provide the Company with sufficient working capital and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

4.4 Litigation. There is no claim, action, suit, proceeding or governmental investigation pending or, to the knowledge of Buyer or Parent, threatened against the Buyer or Parent, by or before any court, governmental or regulatory authority or by any third party which challenges the validity of this Agreement.

4.5 Employees. Buyer has no current intention, following the Closing, to (or to cause the Company to) terminate the employment of any of the Company's employees (other than the executive officers whose resignations were requested as set forth in Section 2.1(b) above) or to change the terms of employment of such employees.

4.6 Securities Matters. Buyer is acquiring the Shares for Buyer's own account as principal, for investment and not with a view to, or for resale in connection with, any resale or distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Buyer acknowledges that the Shares are not registered under the Securities Act or any applicable state securities law, and that such Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations, as applicable.

4.7 Certain Fees. Neither Buyer nor Parent nor any of their respective affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE V
                                   COVENANTS

5.1 Conduct of the Company's Business. Seller agrees that, during the period from the date of this Agreement to the Closing, except as otherwise contemplated by this Agreement or consented to by Buyer:

(a) Seller shall cause the Company to conduct its business operations in the ordinary course consistent with past practice; and

(b) Seller shall cause the Company not to (i) sell or dispose of any of its properties or assets, except in the ordinary course of business; (ii) make any loans, advances (other than advances in the ordinary course of business) or capital contributions to, or investments in, any other person; (iii) terminate or materially amend any of its material contracts, leases or licenses, except in the ordinary course of business; (iv) enter into any new material agreement other than customer contracts or renewals of existing agreements or otherwise in the ordinary course of business; (v) enter into any written employment agreement with any employee, or increase in any manner the compensation of any of the officers or other employees of the Company, except for such increases as are granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);
(vi) adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees of the Company, except increases required by any applicable law, rule or regulation; or (vii) make any change in any of its present accounting methods and practices, except as required by changes in GAAP.

5.2   Access to Information.

(a) Between the date of this Agreement and the Closing, Seller shall (i) give Buyer and its authorized representatives reasonable access to all books, records, offices and other facilities and properties of the Company; (ii) permit Buyer to make such inspections thereof as Buyer may reasonably request; and (iii) cause the officers of the Company to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Company as Buyer may from time to time reasonably request; provided, however, that any such investigation shall be conducted during normal business hours under the supervision of Seller or
Seller's representative and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not interfere unreasonably with the business operations of Seller or the Company.

(b) Buyer's right to perform Phase II environmental testing at the Company's facility is governed by a letter agreement dated June 23, 2003, among Seller, Company and Buyer (the "Phase II Agreement").

(c) All information concerning Seller furnished or provided by Seller or its affiliates to Buyer or its representatives or obtained by Buyer from Seller or the Company in connection with this Agreement (whether furnished, provided or obtained before or after the date of this Agreement) shall be held subject to a confidentiality agreement between Structura Group, Ltd., on behalf of Seller, and Flex-N-Gate Corporation, dated as of February 25, 2003 (the "onfidentiality Agreement").

5.3   Consents.

(a) Each of Seller, Parent and Buyer shall cooperate, and use its reasonable best efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement. In addition to the foregoing, Buyer and Parent agree to provide such assurances as to financial capability, resources and credit worthiness as may be reasonably requested by any third party whose consent or approval is sought hereunder.

(b) With respect to any agreements for which any required consent or approval is not obtained prior to the Closing, and Buyer nevertheless chooses to proceed with Closing, Seller, Parent and Buyer shall each use its reasonable best efforts to obtain any such consent or approval as soon as commercially practicable after the Closing Date until such consent or approval has been obtained, and Seller shall use its reasonable best efforts to provide Buyer with the same benefits arising under such agreements, including performance by Company as agent for Seller and Buyer, if legally and commercially feasible, provided, that Buyer and the Company shall provide the Seller with such access to the premises, books and records and personnel as is necessary to enable the Seller to perform its obligations under such agreements and Buyer or the Company shall pay or satisfy the corresponding liabilities for the enjoyment of such benefits to the extent Buyer or the Company would have been responsible therefor if such consent or approval had been obtained.

5.4 Reasonable Best Efforts. Each of Seller, Parent and Buyer shall cooperate, and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

5.5 Public Announcements. Prior to the Closing, except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of the party may be required by law, in which case the parties will exercise their reasonable best efforts to reach mutual agreement as to the language of any such report, statement or press release.

5.6 Consummation. Each party hereto shall use its reasonable best efforts to consummate the transactions contemplated by this Agreement and shall not take any action inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transactions contemplated hereby. Further, Seller will use its reasonable best efforts to ensure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within the control of Seller, and Buyer and Parent will use their reasonable best efforts to ensure that the conditions set forth in Article VI hereof are satisfied, insofar as such matters are within the control of Buyer or Parent. Seller, Parent and Buyer also covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use all reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

5.7   Employees; Employee Benefits.

(a) Following the Closing, Buyer shall, or shall cause the Company to, provide each employee of the Company ("Employee") and former employee of the Company (and their respective qualified beneficiaries) the continuation coverage benefits mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code; provided, however, that with respect to Qualifying Events (as defined in ERISA) occurring before the Closing Date, such obligation shall be limited to the individuals listed in Section 5.7(a) of the Disclosure Schedule. Seller shall be responsible for providing such continuation coverage benefits or to correct any failure to provide continuation coverage notices (including payment of any applicable penalties or taxes) to any individual who incurred a qualifying event before the Closing Date but who is not listed in Section 5.7(a) of the Disclosure Schedule.

(b) Following the Closing, Buyer shall cause the Company to be responsible and assume all liability for all notices or payments due to any Employee, and all notices, payments, fines or assessments due to any government authority, pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of employees by the Company after the Closing, including, but not limited to, the Worker Adjustment and Retraining Notification Act and any rules or regulations as have been issued, in connection with the foregoing.

5.8   Certain Tax Matters.

(a) On or before the Closing Date, any tax sharing agreement between Seller and Company shall have been terminated as of the Closing Date and shall have no further effect for any taxable year.

(b) Seller shall include the income of Company (including any deferred items triggered into income by IRS Reg. $1.1502-13 and any excess loss account taken into income under IRS Reg. 1.1502-19) on Seller's consolidated federal income Tax Returns for all periods through the end of the Closing Date (except as provided in Section 5.8(f) with respect to transactions not in the ordinary course of business occurring on the Closing Date after Buyer's purchase of the Shares, which transactions shall be included on Buyer's consolidated federal income Tax Return) and pay any federal income Taxes attributable to such income. Buyer shall cause the Company to furnish Tax information to Seller for inclusion in Seller's federal consolidated income Tax Return for the period that includes the Closing Date in accordance with the Company's past custom and practice. The income of Company shall be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of Company as of the end of the Closing Date.

(c) Seller shall have sole control over all Tax audits of the Company for any period that ends on or before the Closing Date and shall be fully responsible for Tax payments, penalties and assessments resulting therefrom with respect to periods ending on or before the Closing Date in excess of amounts accrued therefor on the Closing Balance Sheet. Buyer shall have sole control over all audits and other proceedings that relate to Taxes of the Company for any period that begins after the Closing Date and Company shall be fully responsible for Tax payments, penalties and assessments resulting therefrom with respect to periods that begin after the Closing Date. Seller and Buyer shall cooperate as to any audits or other proceedings that relate to Taxes of the Company for any period that begins before the Closing Date and end after the Closing Date.

(d) Seller and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that Seller will need access, from time to time, after the Closing Date, to certain accounting and tax records and information held by the Company to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer agrees that from and after the Closing Date Buyer shall, and shall cause the Company to, (A) retain and maintain such records until such time as Seller reasonably determines that such retention and maintenance is no longer necessary and (B) allow Seller and its agents and representatives (and agents and representatives of its affiliates), to inspect, review and make copies of such records as Seller may reasonably deem necessary or appropriate from time to time.

(e) For a period of seven (7) years from the Closing Date, Buyer shall not, and shall cause the Company not to, dispose of or intentionally destroy any of the business records and files of the Company relating to Taxes in existence on the Closing Date without first offering to turn over possession thereof to Seller by written notice to Seller at least thirty (30) days prior to the proposed date of such disposition or intentional destruction.

(f) Buyer and Seller agree to report all transactions not in the ordinary course of business occurring on the Closing Date after Buyer's purchase of the Shares on the Company's federal Income Tax Return to the extent permitted by IRS Reg. 1.1502-76(b)(1)(ii)(B).

(g) Notwithstanding any other provisions of this Agreement to the contrary, all sales, use, transfer, gains, stamp, duties, recording and similar Taxes (other than Taxes on the income of Seller) incurred in connection with the transactions contemplated by this Agreement shall be paid by Buyer. Buyer shall, at its own expense, accurately file or cause to be filed all necessary Tax Returns and other documentation with respect to such Taxes and timely pay, or cause to be paid, all such Taxes. If required by applicable law, Seller will join in the execution of any such Tax Returns or such other documentation.

5.9 Books and Records. All books and records delivered by Seller to Buyer will be preserved by Buyer (using reasonable best efforts) for a period of at least seven (7) years following the Closing and Buyer will permit Seller and its authorized representatives to have reasonable access to, and examine and make copies of, all such books and records as reasonably requested by Seller.

5.10 Acknowledgement of Personal Property. The parties hereto agree and acknowledge that the personal property listed on Section 5.10 of the Disclosure Schedule is personal property owned by the Seller or employees of the Company and Seller or such employees shall be entitled to remove such personal property from the premises of the Company.

5.11  Release of Guarantees and Liens.

(a) On or before Closing, Seller shall cause all guarantees made by the Company for the benefit of the Seller, including, but not limited to, guarantees with respect to the credit facilities of Seller, to be terminated and released.

(b) On or before Closing, Seller shall cause all security interests, encumbrances and liens on assets owned by the Company, which liens arise from or in connection with credit facilities of the Seller, to be terminated and released.

5.12  Assignment and Release  Agreements.  Seller has entered into an Agreement
Re: Termination Following Asset Sale with each of Marvin Sauner and William Glaser. At the Closing, Buyer shall assume the obligations under such agreements and shall obtain the release of Seller from its obligations thereunder pursuant to an Assignment and Release Agreement in the form of
Exhibit 5.12 attached hereto duly executed by Buyer and each of Messrs. Sauner and Glaser. In the event that releases of such Assignment and Release Agreement are not able to be delivered at the Closing, Buyer and Parent shall indemnify and save Seller harmless from all liability and obligation arising from such Assignment and Release Agreement until such releases are available.

5.13 Supplemental Disclosure. Seller shall have the right from time to time prior to the Closing to supplement or amend in writing its Disclosure Schedule with respect to any matter hereafter arising or discovered which if existing or known at the date of this Agreement would have been required to be set forth or described in such Disclosure Schedule. If (without consideration of the materiality qualifications contained in individual representations and warranties) the changes pursuant to such supplements and amendments, in the aggregate, are breaches of Seller's representations and warranties that are materially adverse to Buyer (collectively, "Material and Adverse Change Disclosures"), Buyer shall have the right to terminate this Agreement in accordance with the procedures set forth in Section 7.1(a). If Buyer terminates the Agreement due to Material and Adverse Change
Disclosures: (a) if such Material and Adverse Change Disclosures are due to any action or omission of Seller or Company, Seller shall reimburse Buyer for its reasonable expenses, not to exceed $50,000 in the aggregate and (b) if such Material and Adverse Change Disclosures are due to any action or omission of any other person or entity, Seller have no obligation to reimburse Buyer. For the purposes of this Agreement, any Material and Adverse Change Disclosures that are a result of or relate to the following shall not be deemed to have been due to any action or omission of Seller: (a) generally applicable economic conditions or economic conditions applicable to the Company's industry in general, (b) the announcement by the Seller of its intention or agreement to sell the Company, (c) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, or (d) any force majeure event. If Buyer elects to complete Closing notwithstanding such Material and Adverse Change Disclosures, the disclosure of such Material and Adverse Change Disclosures shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of Article VIII.

5.14 Accuracy of Representations and Warranties. Seller will immediately advise Buyer in writing if (a) any of the representations or warranties of Seller is untrue or incorrect in any material respect, or (b) Seller becomes aware of the occurrence of any event or state of facts that results in any of the representations and warranties of Seller being untrue or incorrect in any material respect. Seller will not take any action, or omit to take any action, and shall cause the Company not to take any action, or omit to take any action, that would result in any of Seller's representations and warranties set forth in this Agreement to be untrue or incorrect as of the Closing Date in any material respect.

5.15 Non-competition. For a period of five years after the Closing, Seller shall not, directly or indirectly, compete against Buyer or Company with respect to the Business. This agreement not to compete shall apply as to the Business with all customers of the Company as of (or within one year prior
to) the Closing or as to which the Company has proposals or quotations outstanding as of the Closing. If a court of competent jurisdiction determines that the term or extent of this covenant not to compete is too long or broad, the term and/or extent shall be reduced to the extent necessary to make it enforceable.

5.16  Transition and Consulting Services.

(a) For a period of 90 days after the Closing (or such lesser period as to which the Company gives Seller seven days' written notice), Seller shall continue to sub-license to Company the MAPICS software on an actual cost reimbursement basis.

(b) For a period of 90 days after Closing, Buyer shall cause Company to make available to Seller, at no cost to Seller, the services of Company's controller to assist Seller in closing the books of Seller with respect to the Company and preparing the Closing Balance Sheet and any final tax returns.

                                  ARTICLE VI
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

6.1 Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated herein is subject to the satisfaction (or mutual waiver) at or prior to the Closing of the following conditions:

(a) No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the transactions contemplated hereby;

(b) There shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;

(c) Seller and Buyer shall have obtained in writing all consents set forth on Section 6.1(c) of the Disclosure Schedule that the parties have determined are necessary to consummate or facilitate consummation of this Agreement and any related transactions. Such consents shall be delivered to Buyer before Closing and shall be reasonably acceptable to Buyer and Seller in form and substance; and

(d) There shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any governmental or other regulatory or administrative agency or commission that seeks to enjoin or otherwise prevent consummation of the transactions contemplated hereby.

6.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

(a)   Without  consideration  of  any  materiality   conditions  in  individual
representations and warranties, the representations and warranties of Buyer and Parent contained in Article IV of this Agreement shall be true and correct in all material respects in the aggregate at the date hereof and as of the Closing as if made at and as of the Closing, except for changes permitted or contemplated hereby and except for representations and warranties which are made as of a specific date, which shall be true and correct in all material respects in the aggregate at such date;

(b) Buyer and Parent shall have performed in all material respects their obligations under this Agreement required to be performed by them at or prior to the Closing pursuant to the terms hereof; and

(c) Buyer shall have delivered to Seller or its affiliates those items set forth in Section 2.2 hereof.

6.3 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

(a)   Without  consideration  of  any  materiality   conditions  in  individual
representations and warranties, the representations and warranties of Seller contained in Article III of this Agreement shall be true and correct in all material respects in the aggregate at the date hereof and as of the Closing as if made at and as of the Closing, except for changes permitted or contemplated hereby and except for representations and warranties which are made as of a specific date, which shall be true and correct in all material respects in the aggregate at such date;

(b) Seller shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

(c) Seller or its affiliates or agents shall have delivered to Buyer those items set forth in Section 2.1 hereof;

(d) All guarantees made by Company for the benefit of the Seller shall have been terminated and released; and

(e) All security interests, encumbrances and liens on assets owned by the Company, which liens arise from or in connection with credit facilities of the Seller, shall have been terminated and released and the Company shall have no liability with respect to such facilities.



                                  ARTICLE VII
                         TERMINATION; AMENDMENT; WAIVER

7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

(a) by either Buyer or Seller if one or more breaches of this Agreement that are material in the aggregate have been committed by the other party and such breach or breaches have not been waived; provided however that a material breach shall not give rise to a right to terminate this Agreement under this
Section 7.1(a) unless and until (i) the non-breaching party delivers a written notice to the breaching party, notifying the breaching party of the breach (including a reasonable description thereof) and (ii) the breaching party fails to cure such breach within ten (10) days after delivery of such written notice.

(b) (i) by Buyer if any of the conditions in Section 6.3 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in
Section 6.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

(c)   by mutual consent of Buyer and Seller; or

(d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 31, 2003, or such later date as the parties may agree upon.

7.2 Procedure and Effect of Termination. In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given by the parties so terminating to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Seller, on the one hand, or Buyer and Parent, on the other hand. If this Agreement is terminated pursuant to Section 7.1 hereof:

(a)   Each  party  shall  redeliver  all  documents,   work  papers  and  other
materials of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with the Confidentiality Agreement and Section 5.2(c) hereof;

(b) All filings, applications and other submissions made pursuant hereto shall, at the option of Seller, and to the extent practicable, be withdrawn from the agency or other person to which made; and

(c) Each party's right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 5.5 and 9 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies, including the remedies set forth in Article VIII hereof, will survive such termination unimpaired.

7.3 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time only by a written agreement of Seller, Parent and Buyer. Any failure of Seller, Parent or Buyer to comply with any term or provision of this Agreement may be waived, with respect to Buyer and Parent, by Seller and, with respect to Seller, by Buyer and Parent, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

                                 ARTICLE VIII
                  SURVIVAL OF REPRESENTATIONS: INDEMNIFICATION

8.1   Survival  of   Representations   and  Warranties  and   Agreements.   All
representations, warranties, covenants, obligations and agreements of Seller, Parent and Buyer, made in this Agreement shall survive the Closing.

8.2 Seller's Agreement to Indemnify. Subject to the terms and conditions set forth herein, from and after the Closing, Seller shall indemnify and hold harmless Buyer, Parent and their respective directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively "Damages") asserted against or incurred by any Buyer Indemnitee as a result of or arising out of (a)-a breach of or inaccuracy in any representation or warranty contained in Article III of this Agreement when made or at and as of the Closing as though such representations and warranties were made at and as of the Closing (except to the extent that any such representations and warranties are made as of a specified date, then as of such date), or (b)-any breach by Seller of, or any failure by Seller to fully carry out and perform, any agreement, covenant, undertaking or obligation of Seller in this Agreement, or (c) any suit, action, or other proceeding brought by any person arising out of the matters referred to in this Section 8.2.

8.3 Buyer's Agreement to Indemnify. Subject to the terms and conditions set forth herein, from and after the Closing, Buyer and Parent shall indemnify and hold harmless Seller and its affiliates (it being understood that Company shall not be considered an affiliate of Seller and shall not be entitled to indemnification hereunder), agents and representatives and their successors and assigns (collectively, the "Seller Indemnitees") from and against all Damages asserted against or incurred by any Seller Indemnitee as a result of or arising out of (a)-a breach of or inaccuracy in any representation or warranty contained in Article IV of this Agreement when made or at and as of the Closing as though such representations and warranties were made at and as of the Closing (except to the extent that any such representations and warranties are made as of a specified date, then as of such date), or (b)-any breach by Buyer or Parent of, or any failure by Buyer or Parent to fully carry out and perform, any agreement, covenant, undertaking or obligation of Buyer or Parent in this Agreement, or (c) any suit, action, or other proceeding brought by any person arising out of the matters referred to in this Section 8.3 or (d) (i) all salaries, bonuses, commissions and vacation entitlements accrued on the Closing Balance Sheet but unpaid as of the Closing due to any Employee and (ii) any claims of, or damages or penalties sought by, any Employee, or any governmental entity on behalf of or concerning any Employee, with respect to any act or failure to act by Buyer or Company to the extent arising from the employment, discharge, layoff or termination of any Employee after the Closing.

8.4 Limitations on Indemnification. The indemnification obligations set forth in this Section 8 are subject to the following limitations:

(a) No indemnification shall be made by the Seller unless the aggregate amount of Damages exceeds $100,000 and, in such event, indemnification shall be made by the Seller only to the extent Damages exceed $100,000; provided, however that the amounts due to Buyer pursuant to Section 1.2(c), if any, shall not be subject to this Section 8.4(a).

(b) In no event shall the Seller's aggregate obligation to indemnify the Buyer Indemnitees exceed $2,000,000; provided, however that the amounts due to Buyer pursuant to Section 1.2(c), if any, shall not be subject to this
Section 8.4(b).

(c) The obligations of Seller on the one hand or Buyer and Parent on the other hand, as applicable (the "Indemnitor") to indemnify the Buyer Indemnitees on the one hand or the Seller Indemnitees on the other hand, as applicable, (the "Indemnitees") pursuant to this Section 8 are subject to the following provisions:

(i) The amount of any Damages shall be reduced by any amount received by an Indemnitee with respect thereto under any insurance coverage or from any other party alleged to be responsible therefor and by the amount of any reduction in Tax liability of the Company or such Indemnitee with respect thereto. The Indemnitees shall use reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If an Indemnitee receives an amount under insurance coverage or from such other party or a reduction in Tax liability with respect to Damages at any time subsequent to any indemnification provided by an Indemnitor pursuant to this Section 8, then such Indemnitee shall promptly reimburse the Indemnitor, for any payment made or expense incurred by Indemnitor in connection with providing such indemnification up to such amount received by the Indemnitee, or the reduction in tax liability as applicable;

(ii) An Indemnitee shall make commercially reasonable efforts to mitigate any claim or liability that an Indemnitee asserts under this Section 8. In the event that an Indemnitee shall fail to make such commercially reasonable efforts to mitigate any claim or liability, then notwithstanding anything else to the contrary contained herein, the Indemnitor shall not be required to indemnify an Indemnitee to the extent that any Damages could reasonably be expected to have been avoided if an Indemnitee had made such efforts.

(iii) An Indemnitor shall be obligated to indemnify the Indemnitees only for those claims giving rise to Damages as to which the Indemnitees have given an Indemnitor written notice thereof. Any written notice delivered by an Indemnitee to with respect to Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

(iv) Except for willful, knowing or intentional fraud, remedies that cannot be waived as a matter of law and injunctive or provisional relief, if the Closing occurs, this Article VIII shall be the exclusive remedy for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Shares contemplated hereby.

(d) Notwithstanding anything else herein to the contrary, any claim by the Buyer or Parent, on the one hand, or Seller, on the other hand, for indemnification hereunder must be made in accordance with Article VIII, including Section 8.4(c)(iii), within one (1) year of the Closing Date, or such claims shall be barred. Time shall be of the essence with regard to this Section 8.4(d).

8.5 Third Party Indemnification. The obligations of an Indemnitor to indemnify Indemnitees under this Article VIII hereof with respect to Damages resulting from the assertion of liability by third parties (a "Claim"), will be subject to the following terms and conditions:

(a) Any party against whom any Claim is asserted will give the Indemnitor written notice of any such Claim promptly after learning of such Claim, and the Indemnitor may at its option undertake the defense thereof by representatives of its own choosing. If the Indemnitor, within thirty (30) days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Indemnitee against whom such claim has been made will (upon further notice to Indemnitor) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk, and at the expense, of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

(b) Anything in this Section 8.5 to the contrary, notwithstanding, an Indemnitor shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne by the indemnifying party without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

8.6 Failure to Obtain Consents. Buyer and Parent understand that Seller is not obtaining any consents required under any agreements to which Company or Seller is a party other than the consents listed in Schedule 6.1(c) of the Disclosure Schedule. Buyer and Parent each hereby waives and releases any claims it may have against Seller for the inability or failure to obtain consents to any agreements to which Company or Seller is a party, including without limitation any Damages arising from any claims by the other parties to such agreements.

                                  ARTICLE IX
                                 MISCELLANEOUS

9.1 Fees and Expenses. Whether or not the transactions contemplated herein are consummated pursuant hereto, except as otherwise provided herein, each of Seller, on the one hand, and Buyer and Parent, on the other hand, shall pay all fees and expenses incurred by, or on behalf of, such party in connection with, or in anticipation of, this Agreement and the consummation of the transactions contemplated hereby. Each of Seller, on the one hand, and Buyer and Parent, on the other hand shall indemnify and hold harmless the other party from and against any and all claims or liabilities for financial advisory and finders' fees incurred by reason of any action taken by such party or otherwise arising out of the transactions contemplated by this Agreement by any person claiming to have been engaged by such party.

9.2 Further Assurances. From time to time after the Closing Date, at the request of another party hereto and at the expense of the party so requesting, each of the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

9.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

      If to Buyer or Parent, to:

      Ventra Group Co.
      2800 Kew Drive
      Windsor, Ontario, Canada  N8T3C6
      Attention:Mr. Kevin David Hamilton, President
      Fax No.:  586-789-8995

      with a copy to:

      Ventra Group Co.
      2800 Kew Drive
      Windsor, Ontario
      M8N 2L9

      Attention:Mr. Timothy F. Graham
                Vice President and General Counsel
      Fax No.:  866-226-2575

      and

      Pepper Hamilton LLP
      100 Renaissance Center, Suite 3600
      Detroit, MI 48243

      Attention:Dennis Kayes
      Fax No.:  313-259-7926

      If to Seller, to:

      Selas Corporation of America
      Arden Hills Office
      1260 Red Fox Road
      Arden Hills, MN 55112
      Attention:Robert F. Gallagher, CFO
      Fax No.:  651-636-3682

      with a copy to:

      Blank Rome LLP
      One Logan Square
      Philadelphia, PA
      Attention:  Francis E. Dehel, Esquire
      Fax No.  (215) 832-5532

All such notices, requests, demands, waivers and, communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

9.4 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the
application  of  such  invalid  or   unenforceable   provision  to  persons  or
circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

9.5 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Parent shall be jointly and severally liable for the obligations of Buyer hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto.

9.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of Seller, and its successors and permitted assigns, with respect to the obligations of Buyer and Parent under this Agreement, and for the benefit of Buyer and Parent, and their respective successors and permitted assigns, with respect to the obligations of Seller under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim liability, reimbursement, cause of action or other right.

9.7   Interpretation.

(a) The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(b) As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(c) As used in this Agreement, the term "affiliat" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

(d) As used in this Agreement, the phrases "to the knowledge of Seller and the Company" or similar phrases in regard to the Seller's and the Company's knowledge, shall mean the actual knowledge of Marvin Sauner, William Glaser, Mark S. Gorder, Robert F. Gallagher and Gerald Broecker.

9.8 Jurisdiction and Consent to Service. Without limiting the jurisdiction or venue of any other court, each of Seller, Parent and Buyer (a) agrees that any suit, action or proceeding arising out of or relating to this Agreement may be brought solely in the state or Federal courts of the State of Ohio;
(b) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (c) waives any objection which it may have to the laying of venue in any such suit, action or proceeding in any such court; and (d) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

9.9 Entire Agreement. This Agreement, the Confidentiality Agreement, the Phase II Agreement, the Disclosure Schedule, and the Exhibits and other documents referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, including, without limitation the Letter of Intent dated as of May 9, 2003 between the Seller and Ventra Group Co., as amended in writing.

9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

9.11 Specific Performance. The parties agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the parties agree that, in addition to any other remedies, each shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy.

9.12 Disclosure Schedule. Upon the execution hereof, Seller shall deliver to Buyer the Disclosure Schedule (the "Disclosure Schedule"), which discloses certain information called for in Article III hereof. The Disclosure Schedule shall be subject to the following terms and conditions:

(a) Unless the context otherwise requires, any terms used in the Disclosure Schedule but not defined therein shall have the meanings ascribed thereto in this Agreement;

(b) The section numbers used in the Disclosure Schedules correspond to the section numbers of this Agreement; provided however, that the disclosures set forth in a particular section of the Disclosure Schedule shall, to the extent that such disclosures would be appropriate, be deemed to be disclosed on all the other sections of the Disclosure Schedule therein;

(c) All disclosures in the Unaudited Financial Statements shall be deemed to be disclosed on all the other sections of the Disclosure Schedule thereto;

(d) Matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature, nor shall the inclusion of any item be construed as implying that any such item is "material" for any purpose; and

(e) Headings and introductory language have been inserted on the sections of the Disclosure Schedule for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the Sections as set forth in this Agreement.

9.13 Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and parties may provide signatures to the other parties by facsimile, provided that an original copy of such signature be delivered to such other parties as soon as practicable.



                                   * * * * *



      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, intending to be legally bound hereby, as of the date first written above.



                               SELLER:

                               SELAS CORPORATION OF AMERICA



                               By:
                                    Name:  Robert F. Gallagher
                                    Title:  Chief Financial Officer


                               BUYER:

                               VENTRA OHIO CORP.



                               By:
                                    Name:  Kevin David Hamilton
                                    Title:  President


                               PARENT:

                               VTA USA, INC.



                               By:
                                    Name:  Kevin David Hamilton
                                    Title:  Executive Vice President



                        List of Schedules and Exhibits

Buyer's Disclosure Schedule

Exhibit 1.2(c )      Form of Escrow Agreement
Exhibit 1.2(d)(ii)   Sample Calculation of Closing Working Capital
Exhibit 1.2(d)(iii)  Procedures for Closing Inventory
Exhibit 2.1(c)       Form of Release - Directors
Exhibit 2.1(i)       Form of Seller's Counsel Opinion
Exhibit 5.12         Form of Assignment and Release Agreement


       Exhibit 1.2(d)(ii) Sample Calculation of Closing Working Capital
                           Deuer Manufacturing, Inc.
                                   ($ 000's)

---------------------------------------------
                                    Feb. '03
---------------------------------------------
---------------------------------------------

---------------------------------------------
---------------------------------------------
Cash                                       1
---------------------------------------------
---------------------------------------------
A/R - Trade                            2,065
---------------------------------------------
---------------------------------------------
A/R - Interco. (*)                     7,892
---------------------------------------------
---------------------------------------------

---------------------------------------------
---------------------------------------------
Raw Material                           1,626
---------------------------------------------
---------------------------------------------
Work-In-Process                          552
---------------------------------------------
---------------------------------------------
Finished Goods                           665
---------------------------------------------
---------------------------------------------
Capitalized Variances                     86
---------------------------------------------
---------------------------------------------
Capitalized Tooling                       42
---------------------------------------------
---------------------------------------------

---------------------------------------------
---------------------------------------------
Prepaid Expenses                         156
---------------------------------------------
---------------------------------------------

=============================================
=============================================
Total Assets (*Excluding Interco.      5,193
Items)
=============================================
=============================================

---------------------------------------------
---------------------------------------------
A/P - Trade                              869
---------------------------------------------
---------------------------------------------
A/P - Interco (*)                         29
---------------------------------------------
---------------------------------------------
Accrued Salaries & Wages                  96
---------------------------------------------
---------------------------------------------
Taxes Other than Income                   32
---------------------------------------------
---------------------------------------------
Other Accrued                            172
---------------------------------------------
---------------------------------------------
Other Accrued - Interco. (*)             372
---------------------------------------------
---------------------------------------------
Income Taxes                              36
---------------------------------------------
---------------------------------------------

---------------------------------------------
---------------------------------------------
Deferred Taxes                           141
---------------------------------------------
---------------------------------------------

=============================================
=============================================
Total Liabilities (*Excluding          1,346
Interco. Items)
=============================================
=============================================

=============================================
=============================================
Net Assets (*Excluding Interco.        3,847
Items)
=============================================